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                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                               Year Ended December 31,
                                                                         1 9 9 9                       1 9 9 8
                                                                         -------                       -------
Basic earnings:
Net loss                                                               $( 2,655,752)                  $ (3,696,457)
                                                                       -------------                  ------------
Shares:
  Weighted common shares outstanding                                     22,352,926                      6,836,755
                                                                       -------------                  ------------
Net loss per share                                                     $       (.12)                  $       (.54)
                                                                       =============                  ============
Diluted earnings:

Net loss                                                               $ (2,655,752)                  $  (3696,457)
                                                                       -------------                  ------------
Shares:
 Weighted common shares outstanding                                      22,352,926                      6,836,755
 Employee stock options                                                          --                             --
 Other stock options                                                             --                             --
 Convertible note                                                                --                             --
                                                                       ------------                   ------------

Total weighted shares outstanding                                        22,352,926                      6,836,755
                                                                       ------------                   ------------
 Diluted net loss per common share                                     $       (.12)                  $       (.54)
                                                                       =============                  ============

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